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EXHIBIT 99.1


NEWS FROM:
                                           Stewart & Stevenson
                 [LOGO]                    Corporate Headquarters
                                           P.O. Box 1637
                                           Houston, TX 77251-1637


                                     Client:  Stewart & Stevenson Services, Inc.

                                     Contact: John Simmons, CFO
                                              Stewart & Stevenson Services, Inc.
                                              713-868-7700

FOR IMMEDIATE RELEASE

                                              Ken Dennard/kdennard@easterly.com
                                              Lisa Elliott/lisae@easterly.com
                                              Easterly Investor Relations
                                              713-529-6600


                     STEWART & STEVENSON SERVICES BEGINS TRADING
                               ON THE NEW YORK STOCK EXCHANGE

                                  NEW TICKER SYMBOL IS "SVC"

OCTOBER 18, 2002-HOUSTON-STEWART & STEVENSON SERVICES, INC. (NASDAQ: SSSS), a leading manufacturer, distributor, and provider of services for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, begins trading today on the New York Stock Exchange (NYSE) under the ticker symbol "SVC". To mark the company's first day of trading, Michael L. Grimes, President and Chief Executive Officer, will ring today's The Opening Bellsm at the NYSE.

     Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation. For more information on Stewart & Stevenson visit WWW.SSSS.COM.

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of competition, risks relating to technology, risks of general economic conditions, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of claims and

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litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to cost controls, risks as to acquisitions, risks as to currency fluctuations, risks as to environmental and safety matters, risks as to distributorships, risks as to licenses, and credit risks, all as more specifically outlined in the Company's latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.


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